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                                   EXHIBIT 21

                          AVNET, INC. AND SUBSIDIARIES


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                                                                  JURISDICTION
NAME                                                            OF INCORPORATION
----                                                            ----------------
Avnet Asia Pte. Ltd                                             Singapore
Avnet Bytech Ltd                                                United Kingdom
Avnet Computer Technologies, Inc                                Delaware
Avnet Computer Technologies Leasing, Inc                        Delaware
Avnet Corporate Services Group, Inc                             Delaware
Avnet de Mexico, S.A. de C.V                                    Mexico
Avnet de Puerto Rico, Inc                                       Puerto Rico
Avnet Direct, Inc                                               Delaware
Avnet do Brasil, Ltda                                           Brazil
Avnet EMG GmbH does business as Avnet E2000                     Germany
Avnet EMG Ltd                                                   United Kingdom
Avnet EMG S.r.l                                                 Italy
Avnet Europe NV/SA                                              Belgium
Avnet France, S.A.                                              France
Avnet Gallium Co. Limited                                       Israel
Avnet Holding Corporation II                                    Delaware
Avnet Holding Germany GmbH                                      Germany
Avnet Holdings Limited                                          United Kingdom
Avnet Hong Kong Limited                                         Hong Kong
Avnet, Inc                                                      Delaware
Avnet International (Canada) Ltd                                Ontario
Avnet Kopp (Pty.) Limited                                       South Africa
Avnet Limited                                                   Hong Kong
Avnet Limited                                                   Ireland
Avnet-Macro Limited                                             United Kingdom
Avnet Marketing Services, Inc.                                  California
Avnet Max Limited                                               India
Avnet-Mercuries Company Limited                                 Taiwan
Avnet Nortec AB                                                 Sweden
Avnet Pacific Pty Limited                                       Australia
BFI Optilas International SA                                    France
Disti Export Trading Corp                                       Barbados
Electron House (Overseas) Limited                               United Kingdom
Eurotronics B.V.                                                Netherlands
Optional Systems Resource, Inc                                  Delaware
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